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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Level 3 Communications, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-53914, 333-91899, 333-68887 and 333-71713) on Forms S-3 and the registration statements (Nos. 333-79533, 333-42465, 333-68447, 333-58691 and 333-52697) on Forms S-8 of Level 3 Communications, Inc. and subsidiaries of our report dated February 11, 2003, with respect to the consolidated balance sheet of Level 3 Communications, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity (deficit), cash flows, and comprehensive loss for the year then ended, which report appears in the December 31, 2002, annual report on Form 10-K of Level 3 Communications, Inc. and subsidiaries.

        Our report refers to a change in the method of accounting for business combinations and goodwill effective January 1, 2002, upon adoption of Statement of Financial Accounting Standards No. 142.

                      /s/ KPMG LLP

Denver, Colorado
March 25, 2003

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  Exhibit 23.1